FORM OF RULE 12dl-4 ETF
FUND OF FUNDS INVESTMENT AGREEMENT

This Participation Agreement, dated as of January 19, 2022, between GPS Funds I, GPS Funds II and Savos Investments Trust (each an "Investing Company"), on behalf of itself and each of its series listed on Schedule A, as amended from time to time, severally and not jointly (each, an "Acquiring Fund"), and the J.P. Morgan Exchange-Traded Fund Trust (the "Trust"), on behalf of each series of the Trust listed on Schedule A, severally and not jointly (each, an "Acquired Fund" and together with the Acquiring Fund[s], the "Funds").
WHEREAS, each Fund is registered with the U.S. Securities and Exchange
Commission ("SEC") as an investment company under the Investment Company Act of 1940, as amended, (the "1940 Act");
WHEREAS, Section 12(d)(l)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(l)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;
WHEREAS, Rule 12dl-4 under the 1940 Act (the "Rule") permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(l) of the 1940 Act subject to compliance with the conditions of the Rule;
WHEREAS, an Acquiring Fund intends, from time to time, to invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(l)(A) in reliance on the Rule;
WHEREAS, one or more Acquiring Funds currently are permitted to invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(l)(A) in reliance on exemptive relief obtained by the Trust, pursuant to an existing agreement (the "Participation Agreement") between the Investing Company and the Trust governing such investments; and

NOW THEREFORE, in accordance with the Rule, the Investing Company, on behalf of the Acquiring Funds, and the Trust, on behalf of the Acquired Funds, desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1.Terms of Investment

(a)In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund's investment adviser or sub adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i)In-kind redemptions. Each Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the relevant Acquired Fund's then-current registration statement, as amended or supplemented from time to time, and Rule

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6c-l l, the Acquired Fund may honor any redemption request from an Authorized Participant acting as an intermediary to execute the Acquiring Fund's transaction partially or wholly in-kind.

(i)Timing/advance notice of redemptions. Only upon the request of the relevant Acquired Fund, the Acquiring Fund will use reasonable efforts to spread orders given to an Authorized Participant that reasonably are expected to result in that Authorized Participant redeeming shares from the Acquired Fund that are greater than 3% of the Acquired Fund's total outstanding shares over multiple days or to provide advance notification of such orders to the Acquired Fund whenever practicable and only if consistent with the Acquiring Fund's and its shareholders' best interests. Each Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to sell the Acquired Fund shares and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any. The Acquiring Fund and Acquired Fund each acknowledge and agree that this voluntary notification provision does not apply to trades placed by the Acquiring Fund in secondary markets.

(ii)Scale of investment. Upon request by an Acquired Fund, the relevant Acquiring Fund will provide summary information regarding the anticipated timeline of its contemplated investments in the Acquired Fund, the scale of its contemplated investments in the Acquired Fund and its current level of investments in the Acquired Fund.

(a)In order to assist an Acquiring Fund's investment adviser or sub-adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide the Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. The parties agree that, absent unusual circumstances, such information shall be limited to information contained in the relevant Acquired Fund's then-current registration statements, as amended or supplemented from time to time, and shareholder reports.

(b)In the event of an investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(l)(A)(i) of the 1940 Act, the Acquiring Fund will notify the Acquired Fund of such investment.

2.Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(l)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and
(iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement;

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3.Representations of the Acquiring Funds.

(a)In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(l)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b)No Acquiring Fund or affiliated person (as defined in the 1940 Act) of an Acquiring Fund (each, an "Acquiring Fund Affiliate") will cause any existing or potential investment by the Acquiring Fund in an Acquired Fund to influence the terms of any services or transactions between or among the Acquiring Fund or Acquiring Fund Affiliates and the Acquired Fund or an affiliated person of an Acquired Fund.

(c)The Investing Company, on behalf of each Acquiring Fund, acknowledges and agrees that each Acquiring Fund and its Acquiring Fund Affiliates will only be entitled to receive information about an Acquired Fund that such Acquired Fund is permitted to give any of its other shareholders.

(d)Notwithstanding anything herein to the contrary, any Acquiring Fund that has an "affiliated person" (as defined under the 1940 Act) that is: (i) a broker-dealer, (ii) a broker-dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer, will: (a) not make an investment in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund's total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.

4.Miscellaneous.

(e)The parties hereby mutually agree to terminate the Participation Agreement as of the date hereof and waive any notice required for termination as set forth therein.

(f)The Trust hereby consents to the use of its name, the name of each Acquired Fund and the names of their affiliates as part of a list of investment companies in which the Acquiring Fund invests in the Acquiring Funds' disclosure documents, shareholder communications, advertising, sales literature and similar communications. The Investing Company, on behalf of each Acquiring Fund, agrees that it will make no public representation concerning an Acquired Fund or its affiliates not included in the Acquired Fund's then-current registration statement or in any authorized supplemental sales materials supplied to the Acquiring Fund by an Acquired Fund or its agent.

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(a)It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name is the valuable property of the party in question and/or its affiliates, and that each other party has the right to use such names in connection with the relationship created by this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) in connection with the relationship created by this Agreement to the extent that continued use is not required by applicable laws, rules and regulations. Nothing in this Agreement shall prohibit the use of the names of the other parties (or any derivative or logo) as otherwise permitted by agreement of the parties and/or their affiliates.

(b)    Several Liability. In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of the Investing Company. In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other series of the Trust.

(c)Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which collectively constitute only one Agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.

(d)Use of Terms. Unless indicated otherwise, any term used but not defined in this Agreement shall be construed as defined in or interpreted under the Rule.

(e)Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(f)Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

(g)This Agreement shall be construed in accordance with the laws of the State of New York.

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5.Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

AssetMark Fund Compliance Team	JPMorgan Asset Management
c/o AssetMark, Inc.	1111 Polaris Parkway
1655 Grant Street, 10th Floor	Columbus, Ohio 43240
Concord, CA 94520	Attn: Contract Administration
Email: fundcompliance@assetmark.com	JPMFunds.Contracts@jpmorgan.com

With a copy to:	With a copy to:
Fabio Battaglia	JPMorgan Asset Management
Stradley Ronon Stevens & Young LLP	Attn: Exchange-Traded Funds Legal
2005 Market Street	277 Park Avenue
Philadelphia, PA 19105-7028	New York, NY 10172
Email: fbattaglia@stradley.com	Fax:
Email:

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6.Term and Termination; Assignment; Amendment

(a)This Agreement shall be effective for the duration of the Acquired Funds' and the Acquiring Funds' reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 7(b).

(b)This Agreement shall continue until terminated, either in its entirety or with respect to one or more specific Acquired Fund(s) or Acquiring Fund(s), in writing by either party upon 60 days' notice to the other party, provided however, that the provisions of Section 4 shall survive the termination of this Agreement. Upon termination of this Agreement, an Acquiring Fund may not purchase additional shares of an Acquired Fund beyond the Section 12(d)(l)(A) limits in reliance on the Rule.

(c)This Agreement may not be assigned by either party without the prior written consent of the other.

(d)This Agreement may be amended only by a writing that is signed by each affected party. Notwithstanding anything contained herein to the contrary, the Trust may, in its sole discretion, amend Schedule A to add a series of the Trust.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

J.P. Morgan Exchange-Traded Fund Trust

Name of Authorized Signer:	Print Paul Shield	Signature	/s/ Paul Shield
Title: Assistant Treasurer/ Vice President

GPS Funds I, on behalf of each of its series listed on Schedule A, severally and not jointly

Patrick Young		Signature	/s/ Patrick Young
Title: Treasurer

GPS Funds II, on behalf of each of its series listed on Schedule A, severally and not jointly

Patrick Young		Signature	/s/ Patrick Young
Title: Treasurer

Savos Investements Trust, on behalf of each of its series listed on Schedule A, severally and not jointly

Patrick Young		Signature	/s/ Patrick Young
Title: Treasurer

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SCHEDULE A
List of Funds to Which the Agreement Applies

Acquired Funds

JPMorgan Active Value ETF
JPMorgan ActiveBuilders Emerging Markets Equity ETF (fka JPM Emerging Mkts Equity Core ETF)
JPMorgan ActiveBuilders International Equity ETF
JPMorgan ActiveBuilders U.S. Large Cap Equity ETF
JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF JPMorgan BetaBuilders Canada ETF
JPMorgan BetaBuilders Developed Asia ex-Japan ETF
JPMorgan BetaBuilders Europe ETF
JPMorgan BetaBuilders International Equity ETF JPMorgan BetaBuilders Japan ETF
JPMorgan BetaBuilders MSCI US REIT ETF JPMorgan BetaBuilders U.S. Equity ETF
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
JPMorgan BetaBuilders U.S. Small Cap Equity ETF JPMorgan Carbon Transition U.S. Equity ETF JPMorgan Core Plus Bond ETF
JPMorgan Corporate Bond Research Enhanced ETF
JPMorgan Diversified Return Emerging Markets Equity ETF JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Return U.S. Mid Cap Equity ETF JPMorgan Diversified Return U.S. Small Cap Equity ETF JPMorgan Equity Premium Income ETF
JPMorgan Income ETF
JPMorgan International Bond Opportunities ETF JPMorgan High Yield Research Enhanced ETF JPMorgan International Growth ETF
JPMorgan Municipal ETF
JPMorgan Short Duration Core Plus ETF JPMorgan U.S. Aggregate Bond ETF JPMorgan U.S. Dividend ETF
JPMorgan U.S. Minimum Volatility ETF JPMorgan U.S. MomentumFactorETF JPMorgan U.S. Quality FactorETF JPMorgan U.S. Value Factor ETF JPMorgan Ultra-Short Income ETF
JPMorgan Ultra-Short Municipal Income ETF
JPMorgan USD Emerging Markets Sovereign Bond ETF

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SCHEDULE A - Continued
List of Funds to Which the Agreement Applies

Acquiring Funds

GPS Funds I
GuideMark® Large Cap Core Fund
GuideMark® Emerging Markets Fund
GuideMark® Small/Mid Cap Core Fund
GuideMark® World ex-US Fund
GuideMark® Core Fixed Income Fund

GPS Funds II
GuidePath® Growth Allocation Fund
GuidePath® Conservative Allocation Fund
GuidePath® Tactical Allocation Fund
GuidePath® Absolute Return Allocation Fund
GuidePath® Multi-Asset Income Allocation Fund
GuidePath® Flexible Income Allocation Fund
GuidePath® Managed Futures Strategy Fund
GuidePath® Conservative Income Fund
GuidePath® Income Fund
GuidePath® Growth and Income Fund

Savos Investments Trust
Savos Dynamic Hedging Fund

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